Exhibit 10.4

CUSTODIAN CONTRACT

BETWEEN

GOLDMAN SACHS MIDDLE MARKET LENDING LLC II

AND

STATE STREET BANK AND TRUST COMPANY

This Contract, dated as of October 13th, 2020 is made between Goldman Sachs Middle Market Lending LLC II, a Delaware limited liability company, having its principal place of business at c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282, hereinafter called the “Company,” and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at One Lincoln Street, Boston, Massachusetts 02111, hereinafter called the “Custodian.”

W I T N E S S E T H:

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Custodian and Property to be Held by It

The Company hereby employs the Custodian as the custodian of the assets of the Company, including securities which the Company desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Company’s Certificate of Formation and Limited Liability Company Agreement (the “Constitutive Documents”). The Company agrees to deliver to the Custodian all securities and cash of the Company, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Company from time to time, and the cash consideration received by it for all shares of common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share, in the Company (collectively, “Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Company held or received by the Company and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Article 6), the Custodian shall on behalf of the Company from time to time employ one or more subcustodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Company (the “Board”), and provided that the Custodian shall have no more or less responsibility or liability to the Company on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Custodian. The Custodian may employ as subcustodian for the Company’s foreign securities the foreign building institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3 and Article 4 hereof.

2.	Duties of the Custodian with Respect to Property of the Company Held by the Custodian in the United States

2.1

Holding Securities. The Custodian shall hold and physically segregate for the account of the Company all non-cash property, to be held by it in the United States, including all domestic securities owned by the Company, other than securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System”.

2.2

Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Company held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions from the Company, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)	Upon sales of such securities for the account of the Company and receipt of payment therefor;

(2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company;

(3)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

(4)	To the depository agent in connection with tender or other similar offers for securities for the Company;

(5)

To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6)

To the issuer thereof, or its agent, for transfer into the name of the Company or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any subcustodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of shares; provided that, in any such case, the new securities are to be delivered to the Custodian;

(7)

Upon the sale of such securities for the account of the Company, to the broker or its clearing agent, against a receipt for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligent action, negligent failure to act or willful misconduct;

(8)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(9)

In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(10)

For delivery in connection with any loans of securities made by the Company, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Company prior to the receipt of such collateral;

(11)	For delivery as security in connection with any borrowings by the Company requiring a pledge of assets by the Company, but only against receipt of amounts borrowed;

(12)

For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company;

(13)

For delivery in accordance with the provisions of any agreement among the Company, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with the transactions by the Company;

(14)

Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Company, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Company’s Confidential Offering Memorandum or the currently effective prospectus of the Company (“Prospectus”), as the case may be, or in satisfaction of requests by holders of Shares for repurchase; and

(15)

For any other proper corporate purpose, but only upon receipt of Proper Instructions from the Company specifying the securities of the Company to be delivered and naming the person or persons to whom delivery of such securities shall be made.

2.3

Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Company or in the name of any nominee of the Company or of any nominee of the Custodian which nominee shall be assigned exclusively to the Company, unless the Company has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Company, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name of nominee name of any subcustodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Company under the terms of this Contract shall be in “street name” or other good delivery form. If, however, the Company directs the Custodian to maintain securities in a “street name” the custodian shall utilize its best efforts only to timely collect income due the Company on such securities and to notify the Company on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4

Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company, other than cash maintained by the Company in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (“Investment Company Act”). Funds held by the Custodian for the Company may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every bank or trust company shall be qualified to act as a custodian under the Investment Company Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Company be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5

Availability of Federal Funds. Upon mutual agreement between the Company and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Company, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for Shares of the Company which are deposited into the Company’s account.

2.6

Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Company shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Company’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Company on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Company. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which the Company is properly entitled.

2.7

Payment of Company Monies. Upon receipt of Proper Instructions from the Company, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Company in the following cases only:

(1)	Upon the purchase of domestic securities, options, swaps, futures contracts or options on futures contracts for the account of the Company but only:

(a)

Against the delivery of such securities or evidence of title to such options, futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Company or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer;

(b)	In the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof;

(c)	In the case of repurchase agreements entered into between the Company and the Custodian, or another bank, or a broker-dealer which is a member of FINRA:

(i)	against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities; or

(ii)

against delivery of the receipt evidencing purchase by the Company of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Company; or

(d)

For transfer to a time deposit account of the Company in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Company as defined in Article 6;

(2)	In connection with conversion, exchange or surrender of securities owned by the Company as set forth in Section 2.2 hereof;

(3)	For the repurchase of Shares issued by the Company as set forth in Section 5.2 hereof;

(4)

For the payment of any expense or liability incurred by the Company, including, but not limited to, the following payments for the account of the Company: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Company whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(5)	For the payment of any distributions on Shares of the Company declared pursuant to the governing documents of the Company;

(6)	For payment of the amount of dividends received in respect of securities sold short; and

(7)	For any other proper purpose, but only upon receipt of Proper Instructions from the Company specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

2.8	Intentionally Omitted.

2.9

Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10

Deposit of Company Assets in Securities System. The Custodian may deposit and/or maintain securities owned by the Company in a clearing agency registered with the U.S. Securities and Exchange Commission (“SEC”) under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “Securities System” in accordance with SEC rules and regulations, if any, and subject to the following provisions:

(1)

The Custodian may keep securities of the Company in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2)	The records of the Custodian with respect to securities of the Company which are maintained in a Securities System shall identify by book-entry those securities belonging to the Company;

(3)	The Custodian shall pay for securities purchased for the account of the Company upon:

(a)	Receipt of advice from the Securities System that such securities have been transferred to the Account; and

(b)	The making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Company.

The Custodian shall transfer securities sold for the account of the Company upon:

(a)	Receipt of advice from the Securities System that payment for such securities has been transferred to the Account; and

(b)	The making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Company.

Copies of all advices from the Securities System of transfers of securities for the account of the Company shall identify the Company, be maintained for the Company by the Custodian and be provided to the Company at its request. Upon request, the Custodian shall furnish the Company confirmation of each transfer to or from the account of the Company in the form of a written advice or notice and shall furnish to the Company copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Company.

(4)

The Custodian shall provide the Company with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(5)	The Custodian shall have received from the Company the initial or annual certificate, as the case may be, required by Article 15 hereof.

(6)

Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Company for any loss or damage to the Company resulting from use of the Securities System by reason of any negligent action, negligent failure to act or willful misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Company has not been made whole for any such loss or damage.

2.11

Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Company establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Company or commodity futures contract or options thereon purchased or sold by the Company, (iii) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) upon receipt of Proper Instructions from the Company.

2.12

Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Company held by it and in connection with transfers of securities.

2.13

Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Company or a nominee of the Company, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14

Communications Relating to Company Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Company all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Company and the maturity of futures contracts purchased or sold by the Company) received by the Custodian from issuers of the securities being held for the Company. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Company shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.	Provisions Relating to Rules 17f-5 and 17f-7

3.1.	Definitions. Capitalized terms in this Contract shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Company’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Company’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.	The Custodian as Foreign Custody Manager.

3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Company, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Company held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Company.

3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Company with the agreement of the Foreign Custody Manager; such agreement will not be unreasonably withheld. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets of the Company, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Company of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Company responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Contract by the Company shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Company with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Company to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Company with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Company. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Company, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Company with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3 Scope of Delegated Responsibilities:

(a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

(b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder. When the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a) hereof, the Foreign Custody Manager will arrange the transfer of affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Company.

3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Company described in this Section 3.2 after the occurrence of the material change. If the Foreign Custody Manager determines that a foreign custodian that holds Foreign Assets has ceased to be an Eligible Foreign Custodian, and if the Foreign Custody Manager has not selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a), the Foreign Custody Manager will promptly notify the Board or the Company’s duly authorized investment manager or investment advisor.

3.2.6 Standard of Care as Foreign Custody Manager of the Company. In performing the responsibilities delegated to it (including, without limitation, the reporting responsibilities in Section 3.2.5), the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Company that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Company represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Company.

3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Company shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Company with respect to designated countries.

3.3	Eligible Securities Depositories.

3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Company (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Company (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

The Custodian shall notify the Company (or its duly-authorized investment manager or investment adviser) if and when a foreign securities depository no longer meets the definition of an Eligible Securities Depository as set forth in section (b)(1) of Rule 17f-7.

3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.	Duties of the Custodian with Respect to Property of the Company Held Outside the United States.

4.1	Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto, as amended from time to time by the Custodian and provided to the Company.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.

Holding Securities. The Custodian shall identify on its books as belonging to the Company the foreign securities (including cash equivalents as may be appropriate) held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Company, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Company which are maintained in such account shall identify those securities as belonging to the Company involved and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.

Foreign Securities Systems. Foreign securities (including cash equivalents as may be appropriate) shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.	Transactions in Foreign Custody Account.

4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Assets (including cash equivalents as may be appropriate) of the Company held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)

upon the sale of such Foreign Assets for the Company in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to Foreign Assets;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Company;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)

to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of shares;

(vi)

to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligent action, negligent failure to act or willful misconduct;

(vii)

for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)

in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Company requiring a pledge of assets by the Company;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the Foreign Assets to be delivered and naming the person or persons to whom delivery of such assets shall be made.

4.4.2. Payment of Company Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Company in the following cases only:

(i)

upon the purchase of foreign securities (including cash equivalents as may be appropriate) for the Company, unless otherwise directed by Proper Instructions: in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Company;

(iii)

for the payment of any expense or liability of the Company, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Company, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Company and delivery of Foreign Assets maintained for the account of the Company may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, provided that such practices are generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Section 4.4.3, “Institutional Clients” means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.

Registration of Foreign Securities. The foreign securities (including cash equivalents as may be appropriate) maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Company or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Company agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Company under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice. The Custodian agrees to timely notify the Company of open physical re-registration of foreign securities.

4.6

Bank Accounts. The Custodian shall identify on its books as belonging to the Company cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Company with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Company. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.

Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Company shall be entitled and shall credit such income, as collected, to the Company. In any case in which the Custodian does not receive payment within a reasonable time after it has made proper demands therefor and in the event that extraordinary measures are required to collect such income, the Custodian shall immediately notify the Company and they shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8

Shareholder Rights. With respect to the foreign securities (including cash equivalents as may be appropriate) held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Company acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Company to exercise shareholder rights.

4.9.

Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Company written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities or other property (including cash equivalents as may be appropriate) being held for the account of the Company (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Company at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual or effective possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.

Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Company’s election, the Company shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Company has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11

Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Company by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company or the Custodian as custodian of the Company by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Company with respect to any claim for exemption or refund under the tax law of countries for which the Company has provided such information.

4.12.	Liability of Custodian.

Except as may arise from the Custodian’s own negligent action, negligent failure to act or willful misconduct or the negligent action, negligent failure to act or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Company for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

5.	Payments for Sales or Repurchases of Shares of the Company

5.1

Payment for Shares. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Company and deposit into the account of the Company such payments as are received for Shares of the Company issued or sold from time to time by the Company. The Custodian will provide timely notification to the Company and the Transfer Agent of any receipt by it of payments for Shares of the Company.

5.2

Payments for Repurchase of Shares of the Company. From such funds as may be available for the purpose but subject to the limitations of the Company’s Constitutive Documents and any applicable votes of the Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for repurchase of their Shares. In connection with the repurchase of Shares of the Company, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the relevant shareholders.

5A.	Foreign Exchange Transactions

(a) Upon receipt of Proper Instructions, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Contract.

(b) The Company (or its investment manager acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a subcustodian. Where the Company or its investment manager gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the general client publications of the Custodian available from time to time to clients and their investment managers (the “Client Publications”), the Company (or its investment manager) instructs the Custodian, on behalf of the Company, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable subcustodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Company, its investment manager or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Contract for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Company (or its investment manager acting on its behalf) or the reasonableness of the execution rate on any such transaction.

(c) The Company acknowledges that in connection with all foreign exchange transactions entered into by the Company (or its investment manager acting on its behalf) with SSGM or any subcustodian, SSGM and each such subcustodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Company or its investment manager;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Company or its investment manager; and

(iii)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Company or its investment manager from time to time or (b) in the case of an indirect foreign exchange service (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Company or the investment manager or (ii) as established by the subcustodian from time to time.

(d) The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to, and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with, the Company (or its investment manager acting on its behalf) and shall have no obligation under this Contract to share such information with or consider the interests of their respective counterparties, including, where applicable, the Company or its investment manager.

6.	Proper Instructions

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized; provided, however that Proper Instructions shall mean a writing signed or initialed by two or more persons as the Board shall have from time to time authorized for purposes of the payment of Company monies pursuant to Section 2.7 of this Agreement. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Company’s assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

7.	Actions Permitted Without Express Authority

The Custodian may in its discretion, without express authority from the Company:

(1)

Make payments to itself or others for minor expense of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Company;

(2)	Surrender securities in temporary form for securities in definitive form;

(3)	Endorse for collection, in the name of the Company, checks, draws and other negotiable instruments; and

(4)

In general, attend to all non-discretional details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company except as otherwise directed by the Board.

8.	Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Company. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence: (i) of the authority of any person to acting accordance with such vote or (ii) of any determination or of any action by the Board pursuant to the Company’s Constitutive Documents as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the Company and/or compute the net asset value per share of the outstanding Shares of the Company or, if directed in writing to do so by the Company, shall itself keep such books of account and/or compute such net asset value per share. If so desired, the Custodian shall also calculate daily the net income of the Company as described in the Company’s Confidential Offering Memorandum or Prospectus, as the case may be, and shall advise the Company and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Company to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Company shall be made at the time or times described from time to time in the Company’s Confidential Offering Memorandum or Prospectus, as the case may be.

10.	Records

The Custodian shall with respect to the Company create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Company under the Investment Company Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the SEC. The Custodian shall, at the Company’s request, supply the Company with a tabulation of securities and other property owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include certificate numbers in such tabulations.

11.	Opinion of Company’s Independent Accountants

The Custodian shall take all reasonable action, as the Company may from time to time request, to obtain year to year favorable opinions from the Company’s independent accountants with respect to its activities hereunder in connection with the preparation of the Company’s Forms 10 and 10-K or other reports to the SEC and with respect to any other requirements of the SEC.

12.	Reports to Company by Independent Public Accountants

The Custodian shall provide the Company, at such times as the Company may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail as may reasonably be required by the Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no inadequacies, the reports shall so state.

13.	Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Company and the Custodian.

14.	Responsibility of the Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commissions merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Company for any action taken or omitted by it in good faith without negligent action, negligent failure to act or willful misconduct; provided, however, that the Custodian shall use reasonable care to provide prompt notice to the Company of (i) the circumstances and all pertinent facts of which the Custodian has knowledge giving rise to the claim for indemnification or the reasonable likelihood that such a claim may be made, and (ii) the Custodian’s claim for such indemnification. The Company, using counsel of its choice, shall have the option to defend the Custodian against any claim which may be the subject of this indemnification and upon the exercise of such option the Custodian shall not be entitled to indemnification for further legal or other expenses in connection therewith. The Custodian shall in no case confess any claim or make any compromise or settlement in any case in which the Company shall be asked to indemnify the Custodian, except with the prior written consent of the Company. The Custodian shall be entitled to rely on and may act upon advice of reasonably selected counsel (who may be counsel for the Company) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to periodic repurchases effected by check shall be in accordance with a separate agreement entered into between the Custodian and the Company.

The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 and Article 4 to the same extent as set forth in Article 1 hereof with respect to subcustodians located in the United States (except as specifically provided in Section 4.12) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Company to maintain custody of any securities or cash of the Company in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

If the Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Company being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Company requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its own, or its nominee’s, negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Company assets to the extent necessary to obtain reimbursement.

Notwithstanding anything to the contrary in this Contract, each of the Company and the Custodian hereby agrees that in no event shall either the Company or the Custodian be liable to the other party for indirect, special or consequential damages, or for any damages of a similar nature.

15.	Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Custodian shall not with respect to the Company act under Section 2.10 hereof in the absence of receipt of Proper Instructions that the Board has approved the initial use of a particular Securities System by such Company and the receipt of an annual certificate that the Board has reviewed the use by the Company of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act; provided further, however, that the Company shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Company’s Constitutive Documents, and further provided, that the Company may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.	Successor Custodian

If a successor custodian for the Company shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Company then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Company held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Company and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of the Company and to transfer to an account of such successor custodian all of the securities of the Company held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.	Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Constitutive Documents of the Company. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.	Massachusetts Law to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of Massachusetts.

19.	Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Company and the Custodian relating to the custody of the Company’s assets.

20.	Assignment

This Agreement may not be assigned by (a) the Company without the prior written consent of the Custodian or (b) by the Custodian without the prior written consent of the Company.

21.	Notices

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Company:	Goldman Sachs Middle Market Lending LLC II c/o Goldman Sachs Asset Management, L.P. 200 West Street New York, NY 10282 Attention: Legal Department Telephone: (212) 902-8848 Facsimile: (212) 357-9429

To the Custodian:

STATE STREET BANK AND TRUST COMPANY

100 Summer Street, Floor 5

Box 5501

Boston, MA 02206

Attention: Fred Willshire, Senior Managing Director

State Street Alternative Investment Solutions

Telephone: (617) 662-7245

Facsimile: (212) 651-2393

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

22.	Counterparts

This Contract may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Contract.

23.	Severability

Whenever possible, each provision of this Contract shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or provisions of this Contract shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.	Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided under this Contract by disclosing party shall be used, including disclosure to third parties, by the receiving party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the receiving party’s other obligations under the Contract or managing the business of the receiving party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Contract, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Contract, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic holdings information of its clients, including the Company, on an aggregated basis with all or substantially all other client information and without specific reference to the Company.

25.	Reproduction of Documents

This Contract and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.	Remote Access Services Addendum

The Custodian and the Company agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

27.	Regulation GG

The Company hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). The Company hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Company is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.

28.	Data Privacy

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Company’s shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

29.	Loan Services Addendum

In the event the Company directs the Custodian in writing to perform loan services, the Custodian and the Company hereby agree to be bound by the terms of the Loan Services Addendum attached hereto and the Company shall reimburse the Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Company and the Custodian.

30.	Shareholder Communications Election

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Company to indicate whether it authorizes the Custodian to provide the Company’s name, address, and share position to requesting companies whose securities the Company owns. If the Company tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Company as consenting to disclosure of this information for all securities owned by the Company or any funds or accounts established by the Company.

For the Company’s protection, the Rule prohibits the requesting company from using the Company’s name and address for any purpose other than corporate communications. Please indicate below whether the Company consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Company’s name, address, and share positions.

NO [X] The Custodian is not authorized to release the Company’s name, address, and share positions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date set forth above.

GOLDMAN SACHS MIDDLE MARKET LENDING LLC II

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Fred Willshire
Name: Fred Willshire
Title: Senior Managing Director

JUNE 30, 2020

Changes from the previous quarter’s Schedule A, List of Subcustodians are reflected in red, italic font below.

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a. LEI: 529900XTU9H3KES1B287	Blv. “Bajram Curri” ETC – Kati 14 Tirana, Albania

Argentina	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Bartolome Mitre 530 1036 Buenos Aires, Argentina

Australia	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Securities Services Level 3, 10 Smith St., Parramatta, NSW 2150, Australia

Austria	Deutsche Bank AG (operating through its Frankfurt branch with support from its Vienna branch) LEI: 7LTWFZYICNSX8D621K86	Fleischmarkt 1 A-1010 Vienna, Austria
	UniCredit Bank Austria AG LEI: D1HEB8VEU6D9M8ZUXG17	Global Securities Services Austria Rothschildplatz 1 A-1020 Vienna, Austria

Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	1st Floor, Bldg. #2505 Road # 2832, Al Seef 428 Kingdom of Bahrain

Bangladesh	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch) LEI: 7LTWFZYICNSX8D621K86	De Entree 195 1101 HE Amsterdam, Netherlands

STATE STREET CORPORATION 1

Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Bermuda	HSBC Bank Bermuda Limited LEI: 0W1U67PTV5WY3WYWKD79	6 Front Street Hamilton, HM06, Bermuda

Federation of Bosnia and Herzegovina	UniCredit Bank d.d. LEI: 549300RGT0JMDJZKVG34	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina

Botswana	Standard Chartered Bank Botswana Limited LEI: 5493007VY27WWF8FF542	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana

Brazil	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	AV Paulista 1111 São Paulo, SP 01311-920 Brazil

Bulgaria	Citibank Europe plc, Bulgaria Branch LEI: N1FBEDJ5J41VKZLO2475	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. 1505 Sofia, Bulgaria
	UniCredit Bulbank AD LEI: 549300Z7V2WOFIMUEK50	7 Sveta Nedelya Square 1000 Sofia, Bulgaria

Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Canada	State Street Trust Company Canada LEI: 549300L71XG2CTQ2V827	30 Adelaide Street East, Suite 800 Toronto, ON Canada M5C 3G6

Chile	Itaú CorpBanca S.A. LEI: 549300DDPTTIZ06NIV06	Presidente Riesco Street # 5537 Floor 18 Las Condes, Santiago de Chile

People’s Republic of China

Providing custodial services for the China A-share market, China B-share market, and China Interbank Bond Market:

HSBC Bank (China) Company Limited

(as delegate of The Hongkong and Shanghai Banking

Corporation Limited)

LEI: 2CZOJRADNJXBLT55G526

33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (200120)

Information Classification: Limited Access

STATE STREET CORPORATION 2

	Providing custodial services for the China A-share market and China Interbank Bond Market: China Construction Bank Corporation LEI: 5493001KQW6DM7KEDR62	No.1 Naoshikou Street Chang An Xing Rong Plaza Beijing 100032-33, China

China Connect	Citibank N.A. LEI: 8KA1PQPA9THGG1BNCT31	39/F., Champion Tower 3 Garden Road Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 30, HSBC Main Building 1 Queen’s Road Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited LEI: X5AV1MBDXGRPX5UGMX13	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria LEI: SSER7O0CV66FF0PRYK94	Carrera 9A, No. 99-02 Bogotá DC, Colombia

Costa Rica	Banco BCT S.A. LEI: 25490061PVFNGN0YMO97	160 Calle Central Edificio BCT San José, Costa Rica

Croatia	Privredna Banka Zagreb d.d. LEI: 549300ZHFZ4CSK7VS460	Custody Department Radnička cesta 50 10000 Zagreb, Croatia
	Zagrebacka Banka d.d. LEI: PRNXTNXHBI0TSY1V8P17	Savska 60 10000 Zagreb, Croatia

Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch) LEI: 549300WCGB70D06XZS54	2 Lampsakou Str. 115 28 Athens, Greece

Czech Republic	Československá obchodní banka, a.s. LEI: Q5BP2UEQ48R75BOTCB92	Radlická 333/150 150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	BB Centrum – FILADELFIE Želetavská 1525/1 140 92 Praha 4 - Michle, Czech Republic

Denmark	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch) LEI: F3JS33DEI6XQ4ZBPTN86	Bernstorffsgade 50 1577 Copenhagen, Denmark

Information Classification: Limited Access

STATE STREET CORPORATION 3

Egypt	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boomerang Building – Plot 48 – AlSalam Axis Street First District – 5th Settlement – 11835 Cairo, Egypt

Estonia	AS SEB Pank LEI: 549300ND1MQ8SNNYMJ22	Tornimäe 2 15010 Tallinn, Estonia

Eswatini	Standard Bank Eswatini Limited LEI: 2549000IV408A4RRND84	Standard House, Swazi Plaza Mbabane, Eswatini H101

Finland	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch) LEI: F3JS33DEI6XQ4ZBPTN86	Securities Services Box 630 SF-00101 Helsinki, Finland

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch) LEI: 7LTWFZYICNSX8D621K86	De Entree 195 1101 HE Amsterdam, Netherlands

Republic of Georgia	JSC Bank of Georgia LEI: 549300RPLD8RXL49Z691	29a Gagarini Str. Tbilisi 0160, Georgia

Germany	State Street Bank International GmbH LEI: ZMHGNT7ZPKZ3UFZ8EO46	Brienner Strasse 59 80333 Munich, Germany
	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Alfred-Herrhausen-Allee 16-24 D- 65760 Eschborn, Germany

Ghana	Standard Chartered Bank Ghana Limited LEI: 549300WFGKTC3MGDCX95	P. O. Box 768 1st Floor High Street Building Accra, Ghana

Greece	BNP Paribas Securities Services, S.C.A. LEI: 549300WCGB70D06XZS54	2 Lampsakou Str. 115 28 Athens, Greece

Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Hong Kong	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 30, HSBC Main Building 1 Queen’s Road Central, Hong Kong

Hungary	Citibank Europe plc Magyarországi Fióktelepe LEI: N1FBEDJ5J41VKZLO2475	7 Szabadság tér, Bank Center Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt. LEI: Y28RT6GGYJ696PMW8T44	6th Floor Szabadság tér 5-6 H-1054 Budapest, Hungary

Information Classification: Limited Access

STATE STREET CORPORATION 4

Iceland	Landsbankinn hf. LEI: 549300TLZPT6JELDWM92	Austurstræti 11 155 Reykjavik, Iceland

India	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai 400 063, India
	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	FIFC, 11th Floor C-54/55, G Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 098, India

Indonesia	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Deutsche Bank Building, 4th floor Jl. Imam Bonjol, No. 80 Jakarta 10310, Indonesia

Ireland	State Street Bank and Trust Company, United Kingdom branch LEI: 213800YAZLPV26WFM449	Quartermile 3 10 Nightingale Way Edinburgh EH3 9EG, Scotland

Israel	Bank Hapoalim B.M. LEI: B6ARUI4946ST4S7WOU88	50 Rothschild Boulevard Tel Aviv, Israel 61000

Italy	Deutsche Bank AG (operating through its Frankfurt branch with support from Deutsche Bank S.p.A., Milan) LEI: 7LTWFZYICNSX8D621K86	Investor Services Via Turati 27 – 3rd Floor 20121 Milan, Italy
	Intesa Sanpaolo S.p.A. LEI: 2W8N8UU78PMDQKZENC08	Financial Institutions – Transactions Services Piazza della Scala, 6 20121 Milan, Italy

Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A. LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Japan	Mizuho Bank, Limited LEI: RB0PEZSDGCO3JS6CEU02	Shinagawa Intercity Tower A 2-15-1, Konan, Minato-ku Tokyo 108-6009, Japan
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Building 11-1 Nihonbashi 3-chome, Chuo- ku Tokyo 1030027, Japan

Jordan	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Shmeissani Branch Al-Thaqafa Street, Building # 2 P.O. Box 926190 Amman 11110, Jordan

Information Classification: Limited Access

STATE STREET CORPORATION 5

Kazakhstan	JSC Citibank Kazakhstan LEI: 95XXGORQK31JZP82OG22	Park Palace, Building A, 41 Kazibek Bi street, Almaty A25T0A1, Kazakhstan

Kenya	Standard Chartered Bank Kenya Limited LEI: 549300RBHWW5EJIRG629	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984 – 00100 GPO Nairobi, Kenya

Republic of Korea	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	18th Fl., Young-Poong Building 41 Cheonggyecheon-ro Jongro- ku-, Seoul 03188, Korea
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	5F HSBC Building #37 Chilpae-ro Jung-gu, Seoul 04511, Korea

Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	Kuwait City, Sharq Area Abdulaziz Al Sager Street Al Hamra Tower, 37F P. O. Box 1683, Safat 13017, Kuwait

Latvia	AS SEB banka LEI: 549300YW95G1VBBGGV07	Unicentrs, Valdlauči LV-1076 Kekavas pag., Rigas raj., Latvia

Lithuania	AB SEB bankas LEI: 549300SBPFE9JX7N8J82	Gedimino av. 12 LT 2600 Vilnius, Lithuania

Malawi	Standard Bank PLC LEI: 2549004FJV2K9P9UCU04	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi

Malaysia	Deutsche Bank (Malaysia) Berhad LEI: 7LTWFZYICNSX8D621K86	Domestic Custody Services Level 20, Menara IMC 8 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad LEI: 549300JTJBG2QBI8KD48	Menara Standard Chartered 30 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia

Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Information Classification: Limited Access

STATE STREET CORPORATION 6

Mauritius	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	6F HSBC Centre 18 CyberCity Ebene, Mauritius

Mexico	Banco Nacional de México, S.A. LEI: 2SFFM4FUIE05S37WFU55	3er piso, Torre Norte Act. Roberto Medellín No. 800 Col. Santa Fe Mexico, DF 01219

Morocco	Citibank Maghreb S.A. LEI: 5493003FVWLMBFTISI11	Zénith Millénium Immeuble1 Sidi Maârouf – B.P. 40 Casablanca 20190, Morocco

Namibia	Standard Bank Namibia Limited LEI: 254900K6TJFDYKSQWV49	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia

Netherlands	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	De Entree 195 1101 HE Amsterdam, Netherlands

New Zealand	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC House Level 7, 1 Queen St. Auckland 1010, New Zealand

Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Nigeria	Stanbic IBTC Bank Plc. LEI: 549300NIVXF92ZIOVW61	Plot 1712 Idejo St Victoria Island, Lagos 101007, Nigeria

Norway	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch) LEI: F3JS33DEI6XQ4ZBPTN86	P.O. Box 1843 Vika Filipstad Brygge 1 N-0123 Oslo, Norway

Oman	HSBC Bank Oman S.A.O.G. (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 213800YRPSOSH9OA2V29	2nd Floor Al Khuwair P.O. Box 1727 PC 111 Seeb, Oman

Pakistan	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Unicentre – Unitowers I.I. Chundrigar Road P.O. Box 4925 Karachi - 74000, Pakistan

Information Classification: Limited Access

STATE STREET CORPORATION 7

Panama	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama 083400555

Peru	Citibank del Perú, S.A. LEI: MYTK5NHHP1G8TVFGT193	Canaval y Moreyra 480 3rd Floor, San Isidro Lima 27, Perú

Philippines	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	19th Floor, Net Quad Center 31st Street corner 4th Avenue E-Square Zone, Crescent Park West Bonifacio Global City 1634 Taguig City, Philippines

Poland	Bank Handlowy w Warszawie S.A. LEI: XLEZHWWOI4HFQDGL4793	ul. Senatorska 16 00-293 Warsaw, Poland

Portugal	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch) LEI: 7LTWFZYICNSX8D621K86	De Entree 195 1101 HE Amsterdam, Netherlands

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar

Romania	Citibank Europe plc, Dublin – Romania Branch LEI: N1FBEDJ5J41VKZLO2475	8, Iancu de Hunedoara Boulevard 712042, Bucharest Sector 1, Romania

Russia	AO Citibank LEI: CHSQDSVI1UI96Y2SW097	8-10 Gasheka Street, Building 1 125047 Moscow, Russia

Saudi Arabia

HSBC Saudi Arabia

(as delegate of The Hongkong and Shanghai Banking

Corporation Limited)

LEI: 558600MV09XWUB38H245

Saudi British Bank

(as delegate of The Hongkong and Shanghai Banking

Corporation Limited)

LEI: 558600TQS0WENZUC5190

HSBC Head Office 7267 Olaya—Al Murooj Riyadh 12283-2255 Kingdom of Saudi Arabia Prince Abdulaziz Bin Mossaad Bin Jalawi Street (Dabaab) Riyadh 11413 Kingdom of Saudi Arabia

Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Information Classification: Limited Access

STATE STREET CORPORATION 8

Serbia	UniCredit Bank Serbia JSC LEI: 52990001O0THU00TYK59	Jurija Gagarina 12 11070 Belgrade, Serbia

Singapore	Citibank N.A. LEI: E57ODZWZ7FF32TWEFA76	3 Changi Business Park Crescent #07-00, Singapore 486026

Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	Ŝancová 1/A 813 33 Bratislava, Slovak Republic

Slovenia	UniCredit Banka Slovenija d.d. LEI: 549300O2UN9JLME31F08	Šmartinska 140 SI-1000 Ljubljana, Slovenia

South Africa	FirstRand Bank Limited LEI: ZAYQDKTCATIXF9OQY690	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg 2001 Republic of South Africa
	Standard Bank of South Africa Limited LEI: QFC8ZCW3Q5PRXU1XTM60	Standard Bank Centre 6 Simmonds Street Johannesburg 2000 Republic of South Africa

Spain	Deutsche Bank S.A.E. LEI: 529900SICIK5OVMVY186	Calle de Rosario Pino 14-16, Planta 1 28020 Madrid, Spain

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	24, Sir Baron Jayatilake Mawatha Colombo 01, Sri Lanka

Republic of Srpska	UniCredit Bank d.d. LEI: 549300RGT0JMDJZKVG34	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina

Sweden	Skandinaviska Enskilda Banken AB (publ) LEI: F3JS33DEI6XQ4ZBPTN86	Sergels Torg 2 SE-106 40 Stockholm, Sweden

Switzerland	Credit Suisse (Switzerland) Ltd. LEI: 549300CWR0W0BCS9Q144	Uetlibergstrasse 231 8070 Zurich, Switzerland
	UBS Switzerland AG LEI: 549300WOIFUSNYH0FL22	Max-Högger-Strasse 80- 82 CH-8048 Zurich- Alstetten, Switzerland

Taiwan - R.O.C.	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	296 Ren-Ai Road Taipei 106 Taiwan, Republic of China

Information Classification: Limited Access

STATE STREET CORPORATION 9

	Standard Chartered Bank (Taiwan) Limited LEI: 549300QJEO1B92LSHZ06	168 Tun Hwa North Road Taipei 105, Taiwan, Republic of China

Tanzania	Standard Chartered Bank (Tanzania) Limited LEI: 549300RLNUU3GJS6MK84	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dar es Salaam, Tanzania

Thailand	Standard Chartered Bank (Thai) Public Company Limited LEI: 549300O1LQYCQ7G1IM57	Sathorn Nakorn Tower 14th Floor, Zone B 90 North Sathorn Road Silom, Bangkok 10500, Thailand

Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

Tunisia	Union Internationale de Banques LEI: 549300WKCW12LEPUMV07	65 Avenue Bourguiba 1000 Tunis, Tunisia

Turkey	Citibank, A.?. LEI: CWZ8NZDH5SKY12Q4US31	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent 34394 Istanbul, Turkey
	Deutsche Bank A.?. LEI: 789000N5SE3LWDK7OI11	Eski Buyukdere Caddesi Tekfen Tower No. 209 Kat: 17 4 Levent 34394 Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited LEI: 549300W7CNYGJ68XGD27	5 Speke Road P.O. Box 7111 Kampala, Uganda

Ukraine	JSC Citibank LEI: 549300E0ROTI7ACBZH02	16-g Dilova St. Kyiv 03150, Ukraine

United Arab Emirates Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	HSBC Securities Services HSBC Tower Downtown Dubai, Level 16 P O Box 66 Dubai, United Arab Emirates

United Arab Emirates Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	HSBC Securities Services HSBC Tower Downtown Dubai, Level 16 P O Box 66 Dubai, United Arab Emirates

Information Classification: Limited Access

STATE STREET CORPORATION 10

United Arab Emirates Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	HSBC Securities Services HSBC Tower Downtown Dubai, Level 16 P O Box 66 Dubai, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch LEI: 213800YAZLPV26WFM449	Quartermile 3 10 Nightingale Way Edinburgh EH3 9EG, Scotland

United States	State Street Bank and Trust Company LEI: 571474TGEMMWANRLN572	1776 Heritage Drive North Quincy, Massachusetts, United States 02171

Uruguay	Banco Itaú Uruguay S.A. LEI: 549300HU8OQS1VTVXN55	Zabala 1463 11000 Montevideo, Uruguay

Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 213800H95OG9OHRT4Y78	Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia Plc. LEI: 549300247QDZHDI30A83	Standard Chartered House Cairo Road P.O. Box 32238 10101, Lusaka, Zambia

Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited) LEI: 5493001KJTIIGC8Y1R12	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

Information Classification: Limited Access

STATE STREET CORPORATION 11

JUNE 30, 2020

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt

Argentina	Caja de Valores S.A.	Equities, government and corporate bonds, and corporate money market instruments

Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments

Austria	OeKB Central Securities Depository GmbH	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)

Bahrain	Bahrain Clear Company	Equities

Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds

Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments

Benin	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Bermuda	Bermuda Securities Depository	Equities, corporate bonds

STATE STREET CORPORATION 1

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments

Botswana	Bank of Botswana	Government debt
	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds

Brazil	Brasil, Bolsa, Balcão S.A. (B3)	Equities, corporate bonds, and money market instruments
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury

Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds

Burkina Faso	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset-backed securities

Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
China Central Depository and Clearing Co., Ltd.

Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds

	Shanghai Clearing House	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds

Information Classification: Limited Access

STATE STREET CORPORATION 2

China Connect	China Securities Depository and Clearing Corporation Limited (CSDCC), Shanghai and Shenzhen Branches	A shares traded on the Shanghai or Shenzhen stock exchanges through Stock Connect
China Central Depository and Clearing Co., Ltd. (CCDC)

Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds

Shanghai Clearing House (SHCH)

Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds

	Central Moneymarkets Unit (CMU)	All Bond Connect securities purchased by investors through Northbound trading are held in an omnibus nominee account in the name of the CMU at the CCDC or SHCH.
	Hong Kong Securities Clearing Company Limited (HKSCC)	All Stock Connect securities purchased by investors through Northbound trading are held in an omnibus account with the CSDCC and the HKSCC is recognized as the registered nominee holder of the safekept securities.

Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments

Costa Rica	Interclear Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores

Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments

Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments
Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills

Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants

Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds

Information Classification: Limited Access

STATE STREET CORPORATION 3

Estonia	Nasdaq CSD SE	All registered equity and debt securities

Eswatini	Central Bank of Eswatini	Treasury bills and Treasury bonds

Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments

France	Euroclear France	Government securities, equities, bonds, and money market instruments

Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities

Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates

Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds

Guinea-Bissau	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited

Hungary	KELER Központi Értéktár Zrt.	Government securities, equities, corporate bonds, and investment fund notes

Iceland	Nasdaq CSD SE, útibú á Íslandi	Government securities, equities, corporate bonds, and money market instruments

India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments

Information Classification: Limited Access

STATE STREET CORPORATION 4

	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities

Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments

Ireland	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments
	Euroclear Bank S.A./N.V.	Government securities

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units

Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants

Ivory Coast	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments

Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds

Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments

Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt

Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments

Information Classification: Limited Access

STATE STREET CORPORATION 5

Kuwait	Kuwait Clearing Company KSC	Money market instruments, equities, and corporate bonds

Latvia	Nasdaq CSD SE	Equities, government securities, corporate bonds, and money market instruments

Lithuania	Nasdaq CSD SE	All securities available for public trading

Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills, and equities

Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad

Mali	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)

Mexico	S.D. Indeval, S.A. de C.V.	All securities

Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper

Namibia	Bank of Namibia	Treasury bills

Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds

New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments

Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Information Classification: Limited Access

STATE STREET CORPORATION 6

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange

Norway	Verdipapirsentralen ASA	All listed securities

Oman	Muscat Clearing & Depository Company S.A.O.G.	Equities, corporate bonds, government debt

Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities

Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange

Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt
	National Registry of Scripless Securities (nROSS) of the Bureau of the Treasury	Government securities

Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts

Portugal	INTERBOLSA – Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments

Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange

Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds

Russia	National Settlement Depository	Eligible equities, Obligatsii Federal’nogo Zaima (OFZs), and corporate debt denominated in RUB

Information Classification: Limited Access

STATE STREET CORPORATION 7

Saudi Arabia	Securities Depository Center Company	Equities, government securities, and Treasury bills

Senegal	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Serbia	Central Securities Depository and Clearinghouse	All instruments

Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore

Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities

Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities

South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants

Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds

Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds

Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds

Sweden	Euroclear Sweden AB	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants

Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants

Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds

Information Classification: Limited Access

STATE STREET CORPORATION 8

Tanzania	CSD & Registry Company Limited	Equities and corporate bonds

Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds

Togo	Dépositaire Central – Banque de Règlement

All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Tunisia	Tunisie Clearing	All eligible listed securities

Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds

Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds

Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments
	National Bank of Ukraine	Government securities

United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt

United Arab Emirates – Dubai Financial Market	Clearing, Settlement and Depository Division, a department of the Dubai Financial Market	Equities, government securities, and corporate debt listed on the DFM

United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments

United Kingdom	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments

United States	Depository Trust Company	equities, American depositary receipts, corporate debt, municipal debt, money market instruments
	Federal Reserve’s Fedwire Securities Service	U.S. Treasury and federal agency securities, mortgage-backed securities, platinum securities, certain real estate mortgage investment conduit (REMIC) issues, certain international agency securities

Uruguay	Banco Central del Uruguay	Government securities

Information Classification: Limited Access

STATE STREET CORPORATION 9

Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates

Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities

Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds

TRANSNATIONAL DEPOSITORIES

Euroclear Bank S.A./N.V.		Domestic securities from more than 40 markets

Clearstream Banking, S.A.		Domestic securities from more than 50 markets

Information Classification: Limited Access

STATE STREET CORPORATION 10

Publication / Type of Information	Brief Description

The Guide to Custody in World Markets (available on my.statestreet.com)	An overview of settlement and safekeeping procedures, custody practices, and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (available on my.statestreet.com)	Information relating to Foreign Subcustodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.

Securities Depository Review (available on my.statestreet.com)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (available on my.statestreet.com)

With respect to each market in which State Street offers custodial services, annual opinions relating to whether local law restricts:

(i) access of a fund’s independent public accountants to books and records of a Foreign Subcustodian or Foreign Securities System,

(ii)  a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Subcustodian or Foreign Securities System,

(iii)  a fund’s ability to recover in the event of a loss by a Foreign Subcustodian or Foreign Securities System, and

(iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

STATE STREET CORPORATION 1

Subcustodian Agreements (available upon request)	Copies of the contracts that State Street has entered into with each Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary via email and available on my.statestreet.com)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Risk Advisories (provided as necessary and available on my.statestreet.com)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Foreign Custody Manager Material Change Notices (available on my.statestreet.com)	Quarterly informational letters and accompanying materials, pursuant to our role as Foreign Custody Manager, confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Please contact GlobalMarketInformation@statestreet.com with questions about this document.

The information contained in this document has been carefully researched and is believed to be reliable as of the publication date. Due to the complexities of the markets and changing conditions, however, State Street cannot guarantee that it is complete or accurate in every respect. This document should not be construed or used as a substitute for appropriate legal or investment counsel. Specific advice should be sought on matters relevant to the investment activities of the reader. This application contains proprietary information and is fully protected by relevant copyright laws worldwide.

Copyright 2019 State Street Corporation

www.statestreet.com

Information Classification: Limited Access

STATE STREET CORPORATION 2

SCHEDULE B

SEE ATTACHED.

LOAN SERVICES ADDENDUM

TO CUSTODIAN AGREEMENT

ADDENDUM to that certain Custodian Agreement (the “Custodian Agreement”) by and among GOLDMAN SACHS MIDDLE MARKET LENDING LLC II (the “Company”) and STATE STREET BANK AND TRUST COMPANY, including its subsidiaries and other affiliates (the “Custodian”).

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by the Company on behalf of one or more of its Accounts.

SECTION 1. PAYMENT CUSTODY. If the Company wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Company under the Custodian Agreement,

(a) the Company will cause the Custodian to be named as the Company’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b) the Custodian will credit to the bank account maintained by the Custodian for the Company under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

SECTION 2. MONITORING. If the Company wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a) the Company will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request; and

(b) the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Company that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Company.

Information Classification: Limited Access
i

SECTION 3. EXCULPATION OF THE CUSTODIAN.

(a) Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Company or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Company or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b) Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Company to have acquired good or record title to a Loan, (ii) ensure that the Company’s acquisition of the Loan has been authorized by the Company, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c) Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Company, unless and except to the extent that the Custodian shall have received written notice of the sale from the Company and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Company under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Company and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Company. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

Information Classification: Limited Access
ii

SCHEDULE C

SEE ATTACHED.

REMOTE ACCESS SERVICES ADDENDUM

TO CUSTODIAN AGREEMENT

ADDENDUM to that certain Custodian Agreement (the “Custodian Agreement”) by and among Goldman Sachs Middle Market Lending LLC II (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable

i

and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Information Classification: Limited Access	ii

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

Information Classification: Limited Access	iii